EXHIBIT 8.1

LISTING OF SUBSIDIARIES

The following is a list of the Company’s significant subsidiaries as at March 31, 2014.

Name of Subsidiary	State or Jurisdiction of Incorporation	Proportion of Ownership Interest

Teekay Chartering Limited	Marshall Islands	100%
Teekay Holdings Limited	Bermuda	100%
Iliad International Inc.	Marshall Islands	100%
Iliad International AS	Norway	100%
Krepanor AS	Norway	100%
VLCC C Investment LLC	Marshall Islands	100%
Teekay Finance Limited	Bermuda	100%
Orkney Spirit L.L.C.	Marshall Islands	100%
Polarc L.L.C.	Marshall Islands	100%
Taurus Tankers L.L.C.	Marshall Islands	100%
Taurus Tankers Ltd.	United Kingdom	100%
Teekay Holdings Australia Pty Ltd.	Australia	100%
Teekay Marine Pty Ltd.	Australia	100%
Teekay Shipping (Australia) Pty Ltd	Australia	100%
Australian Tankships Agency Pty Ltd	Australia	100%
Teekay Shipping Limited	Bermuda	100%
Teekay Norway (Marine HR) AS	Norway	100%
Teekay Shipping (Barbados) Ltd.	Barbados	100%
Teekay Shipping (Canada) Ltd.	Canada	100%
Teekay Shipping (Glasgow) Ltd.	United Kingdom	100%
Teekay Shipping (Japan) Ltd.	Japan	100%
Teekay Shipping Norway AS	Norway	100%
Ugland Stena Storage AS	Norway	100%
TPO Investments Inc.	Marshall Islands	100%
Teekay Petrojarl Holding AS	Norway	100%
Teekay Petrojarl Production AS	Norway	100%
Golar Nor (UK) Limited	United Kingdom	100%
Teekay Petrojarl Floating Production UK Ltd.	United Kingdom	100%
Petrojarl 4 DA	Norway	99.25%
Knarr L.L.C.	Marshall Islands	100%
Teekay Petrojarl Offshore L.L.C.	Marshall Islands	100%
Teekay Petrojarl Offshore Crew AS	Norway	100%
Teekay Knarr AS	Norway	100%
Banff L.L.C.	Marshall Islands	100%
Teekay Hummingbird General Partnership	Singapore	100%
Teekay Hummingbird Production Limited	United Kingdom	100%
Petrojarl I LLC	Marshall Islands	100%
Teekay Petrojarl Crewing Services Pte. Ltd.	Singapore	100%
Teekay LNG Partners L.P.	Marshall Islands	35.30	% (1)
Single Asset Limited Liability Companies	Marshall Islands	35.30%
Teekay LNG Operating L.L.C.	Luxembourg	35.30%
Teekay Luxembourg S.A.R.L.	Luxembourg	35.30%
Teekay Spain, S.L.	Spain	35.30%
Teekay Shipping Spain, S.L.	Spain	35.30%
Naviera Teekay Gas, S.L.	Spain	35.30%
Naviera Teekay Gas II, S.L.	Spain	35.30%
Naviera Teekay Gas III, S.L.	Spain	35.30%
Naviera Teekay Gas IV, S.L.	Spain	35.30%
Teekay Nakilat Holdings Corporation	Marshall Islands	35.30%
Teekay Nakilat Corporation	Marshall Islands	24.71%
Al Areesh Inc.	Marshall Islands	24.71%
Al Daayen Inc.	Marshall Islands	24.71%
Al Marrouna Inc.	Marshall Islands	24.71%
Teekay Nakilat (II) Limited	United Kingdom	24.71%
Teekay LNG Holdings L.P.	United States	36.30%
Teekay LNG Holdco L.L.C.	Marshall Islands	36.30%

Teekay Tangguh Borrower L.L.C.	Marshall Islands	36.30%
Teekay Tangguh Holdings Corporation	Marshall Islands	36.30%
Teekay BLT Corporation	Marshall Islands	25.41%
Tangguh Hiri Finance Limited	United Kingdom	25.41%
Tangguh Sago Finance Limited	United Kingdom	25.41%
Teekay Nakilat (III) Holdings Corporation	Marshall Islands	35.30%
Teekay Offshore Partners L.P.	Marshall Islands	29.31	% (1)
Single Asset Limited Liability Companies	Marshall Islands	29.31%
Varg Production AS	Norway	29.31%
Petrojarl Producao Petrolifera Do Brasil LTDA.	Brazil	29.31%
Piranema Production AS	Norway	29.31%
Teekay Offshore Holdings L.L.C.	Marshall Islands	29.31%
Tiro Sidon L.L.C.	Marshall Islands	29.31%
Tiro Sidon UK L.L.P.	United Kingdom	29.31%
Teekay Voyageur Production Ltd	United Kingdom	29.31%
Teekay Offshore Operating L.P.	Marshall Islands	29.31%
Norsk Teekay Holdings Ltd.	Marshall Islands	29.31%
Teekay European Holdings, S.A.R.L.	Luxembourg	29.31%
Teekay Netherlands European Holdings B.V.	Netherlands	29.31%
Norsk Teekay AS	Norway	29.31%
Teekay Norway AS	Norway	29.31%
Navion Offshore Loading AS	Norway	29.31%
Teekay Navion Offshore Loading Pte. Ltd.	Singapore	29.31%
Ugland Nordic Shipping AS	Norway	29.31%
Stena Ugland Shuttle Tankers DA I	Norway	14.66%
Stena Ugland Shuttletankers DA II	Norway	14.66%
Teekay Nordic Holdings Inc.	Marshall Islands	29.31%
Teekay Shipping Partners DA	Norway	19.54%
Teekay Shipping Partners Holding AS	Norway	29.31%
Teekay Tankers Ltd.	Marshall Islands	25.09	% (2)
Single Asset Limited Liability Companies	Marshall Islands	25.09%

(1)	The partnership is controlled by its general partner. Teekay Corporation has a 100% beneficial ownership in the general partner. In limited cases, approval of a majority or supermajority of the common unit holders (in some cases excluding units held by the general partner and its affiliates) is required to approve certain actions.
(2)	Proportion of voting power held is 53.1%.